SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2010

WELLSTONE FILTER SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

         0-28161

           33-0619264

(Commission File Number)

(IRS Employer Identification No.)

300 Market Street, Suite 130-13, Chapel Hill, North Carolina

        27516

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (919) 370-4408

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01. Changes in Registrant’s Certifying Accountant

On February 16, 2010 the Registrant's dismissed its former independent accountant Larry O'Donnell, CPA, P.C.  Larry O'Donnell, CPA, P.C. did not audit any financial statements of the Registrant.  During the period covered by the financial statements through the date of dismissal of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the fiscal years ended December 31, 2008 and 2007 and through February 16, 2010, there were no “reportable events” with respect to the Company as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On February 16, 2010, the Registrant engaged Child, Van Wagoner & Bradshaw, PLLC as its independent auditor. This engagement was approved by the Board of Directors. During the two fiscal years ended December 31, 2008, and the interim period until the engagement of Child, Van Wagoner & Bradshaw, PLLC,  the  Registrant  did not consult with Child, Van Wagoner & Bradshaw, PLLC on the  application  of accounting  principles to any specific transaction nor the type of audit opinion that  might  be  rendered  on the  Registrant's  financial  statements.  Further, Child, Van Wagoner & Bradshaw, PLLC did not provide any written or oral advice that was an important factor considered us in reaching a decision as to any such accounting, auditing or financial reporting or any matter being the subject of disagreement or "reportable event" or any other matter as defined in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

The Registrant requested that Larry O' Donnell, CPA, P.C. provide a letter to indicate whether or not it agrees with the statements made herein, but has not yet received any letter.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements.

None

(b) Exhibits

Exhibit 16.3. Letter from Larry O'Donnell, CPA, P.C.  To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 3, 2010

WELLSTONE FILTER SCIENCES, INC

By: /s/ Learned J. Hand

Learned J. Hand

Chief Executive Officer